SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

September 20, 2006

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

2795 East Cottonwood Parkway, Suite 400
Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 562-5556

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On September 20, 2006, Extra Space Storage Inc., or the Company, entered into an underwriting agreement with UBS Securities LLC and Banc of America Securities LLC, or the Underwriters, pursuant to which the Company agreed to issue and sell 10,500,000 shares of the Company’s common stock, par value $.01 per share, or the Common Stock, plus up to an additional 1,575,000 shares of Common Stock pursuant to the Underwriters’ over-allotment option, at a price to the public of $17.00 per share. The Underwriters exercised their over-allotment option in full on September 21, 2006. The offering (including the shares sold pursuant to the Underwriters’ over-allotment option) closed on September 25, 2006. Gross proceeds from the offering (including the shares sold pursuant to the Underwriters’ over-allotment option) were approximately $205,275,000.

The Company expects to use the net proceeds of this offering to repay amounts outstanding under its revolving line of credit and under a secured loan, and for general corporate purposes, including funding potential future acquisitions.

An affiliate of one of the Underwriters is a lender under the Company’s revolving line of credit and therefore will receive a portion of the net proceeds from the offering through the repayment of indebtedness under the revolving line of credit.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) The following exhibits are filed herewith:

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of September 20, 2006, between the Company, Extra Space Storage LP, UBS Securities LLC and Banc of America Securities LLC
5.1	Opinion of Venable LLP
23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date: September 26, 2006	By	/s/ KENT W. CHRISTENSEN
		Name:	Kent W. Christensen
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of September 20, 2006, between the Company, Extra Space Storage LP, UBS Securities LLC and Banc of America Securities LLC
5.1	Opinion of Venable LLP
23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto)